Exhibit 99.1

Ascent Solar Strengthens its Executive Management Team

[Littleton, CO] Ascent Solar Technologies, Inc. (NASDAQ: ASTI; BSX: AKC) announced today that its Chairman Dr. Mohan Misra has agreed to also serve as the Company’s Chief Strategy Officer. In addition, Mr. Ashutosh Misra, a member of the Board of Directors, will transition from his current consulting role to a full-time role as Senior Vice President for Operations and Corporate Affairs.

As Chairman and Chief Strategy Officer, Dr. Mohan Misra will take a more active role in guiding the manufacturing and technology strategic developments as Ascent Solar prepares for initiation of commercial production. Dr. Misra is well recognized in the industry as a pioneer in the development of thin film photovoltaics from work that he directed in the mid 1980’s at the Lockheed Martin Corporation. In 1994 Dr. Misra founded ITN Energy Systems to commercialize the thin film copper-indium-gallium-selenium (CIGS) photovoltaic technology, and he developed unique roll-to-roll manufacturing equipment and processes that are in use today. In 1996 Dr. Misra founded and served as President and CEO of Global Solar Energy Inc., where he guided the development of the world’s first roll-to-roll manufacturing plant for the first generation of thin-film CIGS photovoltaic modules. He continued his association with Global Solar until 2002, at which time his photovoltaic efforts were directed on the next generation CIGS technology platform that Ascent Solar now employs. The active involvement of Dr. Misra will provide invaluable experience and expertise to ensure that the new generation of thin-film CIGS technology and manufacturing at Ascent Solar scales up to high volume production without delay.

Ascent Solar is currently building a pilot production plant with a target annual capacity of 1.5 megawatt (MW). The pilot plant is on schedule to be completed in the fourth quarter of 2007 with initial operations planned for early 2008. The goal of the Company is to be able to quickly ramp up its pilot scale production to support and validate a planned expansion to 25MW by the end of 2009 and ultimately to 100MW scale production levels and above.

Ascent Solar President & CEO Mr. Matthew Foster stated “We are very fortunate to have Dr. Misra now involved in our manufacturing and technology development activities on a regular basis. As the company begins its transition from development stage to operational status, our future growth will depend on the efficient manner in which we can scale up production.  The personal commitment that Dr. Misra is making further strengthens our manufacturing operations team headed by Dr. Prem Nath, who has over twenty five years of thin-film photovoltaic manufacturing experience. I believe that our team is one of the most experienced in the world and provides us the knowledge base necessary to meet some very challenging manufacturing milestones.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic materials and modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contact Ascent Solar Technologies, Inc.:

PR Financial Marketing LLC

(Investor Relations)

Jim Blackman

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Kelly Brandner, 303-289-4303

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